Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Forticell Bioscience, Inc. ("Forticell"), hereby certifies that Forticell's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 (the “Annual Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Forticell.

Dated: March 31, 2008

/s/ Alan W. Schoenbart

Alan W. Schoenbart
Principal Financial Officer